Exhibit 99.1

The Home Depot Announces First Quarter Fiscal 2023 Results;
Updates Fiscal 2023 Guidance

ATLANTA, May 16, 2023 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $37.3 billion for the first quarter of fiscal 2023, a decrease of 4.2% from the first quarter of fiscal 2022. Comparable sales for the first quarter of fiscal 2023 decreased 4.5%, and comparable sales in the U.S. decreased 4.6%.

Net earnings for the first quarter of fiscal 2023 were $3.9 billion, or $3.82 per diluted share, compared with net earnings of $4.2 billion, or $4.09 per diluted share, in the same period of fiscal 2022.

“After a three-year period of unprecedented growth for our sector, during which we grew sales by over $47 billion, we expected that fiscal 2023 would be a year of moderation for the home improvement market. Our sales for the quarter were below our expectations primarily driven by lumber deflation and unfavorable weather, particularly in our Western division as extreme weather in California disproportionately impacted our results,” said Ted Decker, chair, president and CEO.

“We also observed more broad-based pressure across the business compared to when we reported fourth quarter results a few months ago. Despite a more challenging environment, our associates maintained their relentless focus on our customers, and I would like to thank them and our many partners for their hard work and dedication. While the near-term environment is uncertain, we remain very positive on the medium-to-long term outlook for home improvement and our ability to grow share in a large and fragmented market,” said Decker.

Fiscal 2023 Guidance

“Given the negative impact to first quarter sales from lumber deflation and weather, further softening of demand relative to our expectations, and continued uncertainty regarding consumer demand, we are updating our guidance to reflect a range of potential outcomes,” said Richard McPhail, executive vice president and chief financial officer.

The company is providing the following updated guidance for fiscal 2023:

•Sales and comparable sales to decline between 2% and 5% compared to fiscal 2022
•Operating margin rate to be between 14.3% and 14.0%
•Tax rate of approximately 24.5%
•Interest expense of approximately $1.8 billion
•Diluted earnings-per-share-percent-decline between 7% and 13% compared to fiscal 2022

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the first quarter, the company operated a total of 2,324 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 475,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, military conflicts or acts of war, supply chain disruptions, and other business interruptions that could compromise data privacy or disrupt operation of our stores, distribution centers and other facilities, our ability to operate or access communications, financial or banking systems, or supply or delivery of, or demand for, our products or services; our ability to address expectations regarding environmental, social and governance (ESG) matters and meet ESG goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of international operations; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2023 and beyond; financial outlook; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 29, 2023 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended
in millions, except per share data	April 30, 2023	May 1, 2022	% Change
Net sales	$37,257	$38,908	(4.2)%
Cost of sales	24,700	25,763	(4.1)
Gross profit	12,557	13,145	(4.5)
Operating expenses:
Selling, general and administrative	6,355	6,610	(3.9)
Depreciation and amortization	651	606	7.4
Total operating expenses	7,006	7,216	(2.9)
Operating income	5,551	5,929	(6.4)
Interest and other (income) expense:
Interest income and other, net	(33)	(3)	N/M
Interest expense	474	372	27.4
Interest and other, net	441	369	19.5
Earnings before provision for income taxes	5,110	5,560	(8.1)
Provision for income taxes	1,237	1,329	(6.9)
Net earnings	$3,873	$4,231	(8.5)%

Basic weighted average common shares	1,010	1,030	(1.9)%
Basic earnings per share	$3.83	$4.11	(6.8)

Diluted weighted average common shares	1,013	1,034	(2.0)%
Diluted earnings per share	$3.82	$4.09	(6.6)

	Three Months Ended
Selected Sales Data (1)	April 30, 2023	May 1, 2022	% Change
Customer transactions (in millions)	390.9	410.7	(4.8)%
Average ticket	$91.92	$91.72	0.2
Sales per retail square foot	$592.94	$621.99	(4.7)
 —————
(1)Selected Sales Data does not include results for HD Supply.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	April 30, 2023	May 1, 2022	January 29, 2023
Assets
Current assets:
Cash and cash equivalents	$1,260	$2,844	$2,757
Receivables, net	4,213	3,936	3,317
Merchandise inventories	25,371	25,297	24,886
Other current assets	1,579	1,790	1,511
Total current assets	32,423	33,867	32,471
Net property and equipment	25,674	25,166	25,631
Operating lease right-of-use assets	6,931	5,980	6,941
Goodwill	7,447	7,450	7,444
Other assets	3,911	4,104	3,958
Total assets	$76,386	$76,567	$76,445

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,630	$15,367	$11,443
Accrued salaries and related expenses	1,931	2,008	1,991
Current installments of long-term debt	1,338	2,463	1,231
Current operating lease liabilities	966	859	945
Other current liabilities	8,581	9,690	7,500
Total current liabilities	25,446	30,387	23,110
Long-term debt, excluding current installments	40,915	39,158	41,962
Long-term operating lease liabilities	6,209	5,335	6,226
Other long-term liabilities	3,454	3,396	3,585
Total liabilities	76,024	78,276	74,883
Total stockholders’ equity (deficit)	362	(1,709)	1,562
Total liabilities and stockholders’ equity	$76,386	$76,567	$76,445

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
in millions	April 30, 2023	May 1, 2022
Cash Flows from Operating Activities:
Net earnings	$3,873	$4,231
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	793	727
Stock-based compensation expense	124	115
Changes in working capital	809	(1,360)
Changes in deferred income taxes	(59)	(44)
Other operating activities	74	120
Net cash provided by operating activities	5,614	3,789

Cash Flows from Investing Activities:
Capital expenditures	(905)	(704)
Other investing activities	2	3
Net cash used in investing activities	(903)	(701)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	—	(1,035)
Proceeds from long-term debt, net of discounts	—	3,957
Repayments of long-term debt	(1,063)	(1,054)
Repurchases of common stock	(2,887)	(2,308)
Proceeds from sales of common stock	15	5
Cash dividends	(2,118)	(1,962)
Other financing activities	(135)	(182)
Net cash used in financing activities	(6,188)	(2,579)
Change in cash and cash equivalents	(1,477)	509
Effect of exchange rate changes on cash and cash equivalents	(20)	(8)
Cash and cash equivalents at beginning of year	2,757	2,343
Cash and cash equivalents at end of year	$1,260	$2,844